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                                                              EXHIBIT 99.(g)(3)

                        AMENDMENT TO "MUTUAL FUND CUSTODY AGREEMENT"
                      BETWEEN MORGAN STANLEY INSTITUTIONAL FUND, INC.
                       AND UNITED STATES TRUST COMPANY OF NEW YORK
                                 DATED DECEMBER __, 2005

Pursuant to Paragraph 28 ("Amendments") of the above-referenced Agreement, Annex 1 is hereby amended and restated as follows:

      ANNEX 1 Supplemental Terms and Conditions:

             Morgan Stanley Institutional Fund, Inc. including

             Active International Allocation Portfolio
             China Growth Portfolio
             Emerging Markets Debt Portfolio
             Emerging Markets Portfolio
             Focus Equity Portfolio
             Global Franchise Portfolio
             Global Value Equity Portfolio
             Gold Portfolio
             International Equity Portfolio
             International Growth Equity Portfolio
             International Magnum Portfolio
             International Real Estate Portfolio
             International Small Cap Portfolio
             Large Cap Relative Value Portfolio
             Large Cap Value Portfolio
             MicroCap Portfolio
             Money Market Portfolio
             Mortgage-Backed Securities Portfolio
             Municipal Bond Portfolio
             Municipal Money Market Portfolio
             Small Company Growth Portfolio
             U.S. Equity Plus Portfolio
             U.S. Large Cap Growth Portfolio
             U.S. Real Estate Portfolio

In all other respects, the Custody Agreement is confirmed and shall continue to be effective.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officer thereunto duly authorized as of this __ day of December, 2005. This Amendment will be effective as of December __, 2005.

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JPMORGAN CHASE BANK                                MORGAN STANLEY
                                                   INSTITUTIONAL FUND, INC.


By: __________________________                     By: _________________________

Title: _______________________                     Title: ______________________